Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of iCoreConnect Inc. (formerly known as iMedicor, Inc.), a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 25, 2018

JD INVESTMENTS, INC.

By /s/Jerry D. Smith
Jerry D. Smith, President

SONORAN PACIFIC RESOURCES, LLP

By
JD Investments, Inc.
General Partner

By /s/Jerry D. Smith
Jerry D. Smith, President

/s/Jerry D. Smith
JERRY D. SMITH

JDS TRUST

By /s/Jerry D. Smith
Jerry D. Smith, Trustee

WESCO ENERGY CORPORATION

By /s/Jerry D. Smith
Jerry D. Smith, President

SH114, LLP

By /s/Jerry D. Smith
Jerry D. Smith
General Partner

INSURANCE ENDOWMENT STRATEGIES, LLP

By JD Investments, Inc.
General Partner

By /s/Jerry D. Smith
Jerry D. Smith, President

75TH STREET HOLDINGS, LLC

By /s/Jerry D. Smith
Jerry D. Smith
General Partner